Exhibit 10.5

BRISTOW GROUP INC.

SUBSCRIPTION AGREEMENT

(ROLLOVER EQUITY)

Form B

This Subscription Agreement (this “Agreement”), entered into effective as of the “Effective Date” (as defined below), is by and between Bristow Group Inc., a Delaware corporation (the “Company”), and [●] (“Employee”).

WHEREAS, the Company and Columbia Helicopters, Inc., an Oregon corporation (“CHI”), will, concurrent with the execution of this Agreement, enter into that certain Stock Purchase Agreement, dated as of the Execution Date, as defined therein (the “Stock Purchase Agreement”), pursuant to which, CHI will be acquired by, and become a wholly-owned subsidiary of, the Company (the “Transaction”);

WHEREAS, the “Effective Date” of this Agreement shall have the same meaning as the Execution Date of the Stock Purchase Agreement;

WHEREAS, CHI previously granted Employee phantom unit award(s) under a certain phantom stock plan or phantom stock plans maintained by CHI (collectively, the “Phantom Stock Plans”);

WHEREAS, pursuant to Section 4.2(f) of the Stock Purchase Agreement, CHI will, prior to the date on which the closing (the “Closing”) of the Transaction will occur (the “Closing Date”), take certain actions with respect to the Phantom Stock Plans to give effect to the transactions contemplated thereby, including terminating each of the Phantom Stock Plans effective prior to the Closing Date;

WHEREAS, the Company has agreed to pay and discharge, or cause to be paid and discharged, at Closing (or if not reasonably possible then no later than 10 business days after Closing), all payments to discharge CHI’s obligations to make payments under the Phantom Stock Plans (the “Phantom Plan Payments”);

WHEREAS, in connection with the Company’s payment of the Phantom Plan Payments, Employee has agreed to purchase, and the Company has agreed to issue, shares of common stock of the Company, par value $.01 (the “Shares”), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

1. Purchase of Rollover Shares. On the terms and subject to the conditions of this Agreement, on the Closing Date, Employee hereby agrees to purchase, and the Company hereby agrees to sell and issue to Employee a number of Shares (the “Rollover Shares”) calculated as provided in Schedule I for an aggregate purchase price of [$●] (the “Base Subscription Price”), which Base Subscription Price shall be subject to reduction as provided in Schedule I;

2. Right of Repurchase of Rollover Shares. Subject to Section 4, the Company shall have the right (the “Repurchase Right”), but not the obligation, to purchase all or any portion of the Rollover Shares at the lesser of (i) the then current Fair Market Value (as defined below) of the Rollover Shares or (ii) the Base Subscription Price (the “Repurchase Price”) in accordance with the following:

(a) 100% of the Rollover Shares shall be subject to the Repurchase Right in the event that Employee’s employment with the Company or any of its direct or indirect subsidiaries, parent companies or other affiliates (each an “Affiliate”) terminates for any reason prior to the first anniversary of the Closing Date;

(b) 50% of the Rollover Shares shall remain subject to the Repurchase Right in the event that Employee’s employment with the Company or its Affiliate terminates for any reason prior to the second anniversary of the Closing Date; and

(c) None of the Rollover Shares shall be subject to any Repurchase Right on or after the second anniversary of the Closing Date.

If elected, the Company shall exercise its Repurchase Right within 30 days after the date of Employee’s termination and by delivering written notice to Employee. The date on which such written notice is delivered to Employee shall be the “Election Date”. The closing of a purchase and sale under this Section 2 shall take place within 15 days following the Election Date at 10:00 a.m., Central Time, in Houston, Texas, or on such other date and at such other time and place as may be agreed to by the Company and Employee. At such closing, Employee shall assign and deliver the Rollover Shares acquired pursuant to the Company’s Repurchase Right to the Company free and clear of any encumbrances, together with such documents of transfer as shall be reasonably requested by the Company, and the Company shall deliver to Employee the full Repurchase Price therefor payable in cash, by wire transfer or other immediately available funds. For purposes of this Agreement, “Fair Market Value” shall have the same meaning given such term under the Company’s 2007 Long Term Incentive Plan, as amended (the “Plan”).

3. Transfer Restrictions. Employee may not attempt to sell, transfer, assign or pledge any Rollover Share while such Share is subject to a Repurchase Right, including during the period of the Repurchase Right in Section 2 (the “Transfer Restriction”).

4. Lapse of Restrictions. Notwithstanding the foregoing, the Repurchase Right and Transfer Restriction with respect to the Rollover Shares shall lapse on the earlier the (i) second anniversary of the Closing Date or (ii) date that Employee’s employment is terminated by the Company and its Affiliates without Cause, by Employee for Good Reason, or by reason of death or Disability, if applicable. For purposes of this Agreement, each of “Cause” and “Disability” shall have the same meaning given such term with respect to the Restricted Stock Unit Award attached hereto as Exhibit 1 granted to Employee under the Plan. For purposes of this Agreement, “Good Reason” shall mean Employee’s “separation from service” (within the meaning provided in Treasury Regulation §1.409A-1(h)(1)) following: (a) the assignment to Employee of a different job or responsibilities that in either case results in a substantial decrease in Employee’s level of responsibility; (b) a reduction of Employee’s base salary, other than a salary reduction that is part of a general salary reduction affecting executives and employees of the Company generally; or (c) the requirement that Employee be based more than 75 miles from Employee’s then current work location, except for required travel on Company business; provided, however, that none of the events described above shall constitute Good Reason unless and until Employee first notifies the Company in writing describing in reasonable detail the condition which constitutes Good Reason within 90 days of its occurrence and the Company fails to cure such condition within 30 days after the Company’s receipt of such written notice. If Employee terminates employment (or Employee contemplates terminating employment) before the second anniversary of the Closing Date due to a life altering event having occurred (e.g., incapacity of a spouse or child), Employee may request in writing that the Company’s Board of Directors (or its Compensation Committee) waive the Repurchase Right, and the Company’s Board of Directors (or its Compensation Committee) will consider the waiver request in good faith.

5. Restricted Stock Unit Award. Immediately following the Closing Date, the Company will grant Employee a Restricted Stock Unit Award with terms and in a form substantially consistent with those set forth on Exhibit 1 attached hereto.

6. Book Entry Form Rollover Shares. Employee agrees that the Rollover Shares shall be held in book entry form at the Company’s transfer agent.

7. 83(b) Election. Within 30 days after the Closing Date, Employee shall make an election under Section 83(b) of the Internal Revenue Code with respect to the Rollover Shares issued hereunder. A form to be completed by Employee in connection with such election is attached hereto as Exhibit 2. To the extent that the receipt of the Rollover Shares or the execution of this Agreement results in compensation income or wages to Employee for federal, state or local tax purposes, the Company is authorized to withhold from any cash then or thereafter payable to Employee any taxes required to be withheld under applicable law.

8. Binding Effect. This Agreement, subject to the Transfer Restriction, shall be binding upon the parties hereto and their respective heirs, legal representatives, and successors.

9. GOVERNING LAW; WAIVER OF JURY TRIAL; VENUE: THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER TO THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT MAY ONLY BE INSTITUTED IN THE STATE DISTRICT COURTS OF HARRIS COUNTY, TEXAS, AND EACH PARTY IRREVOCABLY SUMMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.

10. Securities and Tax Representations. Employee represents and warrants to the Company as follows:

(a) EMPLOYEE IS ACQUIRING THE ROLLOVER SHARES FOR HIS OR HER OWN ACCOUNT WITH THE PRESENT INTENTION OF HOLDING SUCH ROLLOVER SHARES FOR PURPOSES OF INVESTMENT AND NOT WITH A VIEW TOWARD REDISTRIBUTION, AND EMPLOYEE HAS NO INTENTION OF SELLING SUCH SHARES IN A PUBLIC DISTRIBUTION IN VIOLATION OF THE FEDERAL SECURITIES LAWS OR ANY APPLICABLE STATE SECURITIES LAWS.

(b) EMPLOYEE HAS BEEN ADVISED THAT THE ROLLOVER SHARES HAVE NOT BEEN AND ARE NOT BEING REGISTERED UNDER THE 1933 ACT AND THAT BECAUSE THE ROLLOVER SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, EMPLOYEE CANNOT DISPOSE OF ANY OR ALL OF THE ROLLOVER SHARES, UNLESS THE ROLLOVER SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

(c) EMPLOYEE HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF THIS AGREEMENT AND, PARTICULARLY, THE PROVISIONS REGARDING RESTRICTIONS ON TRANSFER OF THE ROLLOVER SHARES AND UNDERSTANDS THAT BY EXECUTING THIS AGREEMENT BELOW, HE OR SHE IS BOUND BY THE TERMS HEREOF.

(d) EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH, AND, IF HE OR SHE HAS CHOSEN TO SO CONSULT, HAS RELIED UPON THE ADVICE OF EMPLOYEE’S OWN INDEPENDENT TAX COUNSEL IN CONNECTION WITH THE FEDERAL, STATE AND OTHER TAX CONSEQUENCES TO EMPLOYEE ARISING FROM EMPLOYEE’S RECEIPT AND OWNERSHIP OF THE ROLLOVER SHARES AND EACH OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE CONSEQUENCES OF A SECTION 83(B) ELECTION, AS WELL AS THE RECEIPT, HOLDING, REPURCHASE AND SALE OF THE ROLLOVER SHARES.

(e) EMPLOYEE ACKNOWLEDGES THAT EACH CERTIFICATE OR INSTRUMENT EVIDENCING THE ROLLOVER SHARES SHALL INITIALLY BEAR SUBSTANTIALLY THE FOLLOWING RESTRICTIVE LEGEND, EITHER AS AN ENDORSEMENT OR ON THE FACE THEREOF:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SUBSCRIPTION AGREEMENT, DATED AS OF NOVEMBER [●], 2018, BY AND AMONG BRISTOW GROUP, INC. AND THE HOLDER (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF BRISTOW GROUP, INC.).”

11. No Right to Employment. Nothing contained in this Agreement shall be deemed to obligate the Company or any Affiliate to employ Employee in any capacity whatsoever or to prohibit or restrict the Company from terminating Employee’s employment at any time or for any reason whatsoever, with or without Cause.

12. NYSE Listing. Employee’s obligation to consummate the purchase is subject to the condition that, as of the Closing Date, the Shares of Common Stock constituting the Rollover Shares shall have been approved for listing on the NYSE (or any successor inter-dealer quotation system or stock exchange thereto) subject to official notice of issuance.

13. Entire Agreement. This Agreement and the documents referred to herein, or delivered pursuant hereto which form a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to such subject matter.

14. Counterpart Signatures. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

15. Further Assurances. The Company and Employee hereby agree to cooperate with each other in taking actions reasonably necessary to consummate the transactions contemplated hereby.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

THE COMPANY:

BRISTOW GROUP INC.

By:
Name:
Title:

EMPLOYEE:

Signature Page to the Subscription Agreement

EXHIBIT 1

Summary of Terms and Conditions of

Restricted Stock Unit Award

[Award Date]

Form B

Bristow Group Inc. (the “Company”) hereby awards to you effective as of the date hereof (the “Award Date”)              number of Restricted Stock Units1 (the “Restricted Stock Unit Award”), which are being issued to you in accordance with the Bristow Group Inc. 2007 Long Term Incentive Plan, as amended (the “Plan”). Each Restricted Stock Unit represents the opportunity for you to receive one Share of common stock of the Company, par value $.01 (“Common Stock”), or the cash equivalent value thereof, upon satisfaction of the continued service and other requirements set forth in this Summary of Terms and Conditions of Restricted Stock Unit Award (the “Award Terms Summary”).

Your Restricted Stock Unit Award is more fully described in this Award Terms Summary. Any capitalized term used and not defined in this Award Terms Summary has the meaning set forth in the Plan. In the event there is an inconsistency between the terms of the Plan and this Award Terms Summary, the terms of the Plan control.

Unless otherwise provided in this Award Terms Summary, the restrictions on your Shares of Restricted Stock Units will lapse and you will receive either (i) a lump sum cash payment equal to the Fair Market Value of the equivalent number of Shares of Common Stock, or (ii) the equivalent number of Shares of Common Stock on the second anniversary of the Award Date (the “Vesting Date”), provided that you have remained in continuous Employment from the Award Date through the Vesting Date.

Except as expressly provided in this Award Terms Summary, all Restricted Stock Units as to which the restrictions thereon have not previously lapsed and which remain unvested will automatically be forfeited upon your termination of Employment for any reason prior to the Vesting Date. In the event that the Vesting Date is a Saturday, Sunday or holiday, your Restricted Stock Units will instead vest on the first business day immediately following the Vesting Date.

Note that in most circumstances, the aggregate Fair Market Value of the Common Stock to be issued in settlement of the Restricted Stock Units that vest will be taxable income to you. You should closely review this Award Terms Summary and the Plan Prospectus for important details about the tax treatment of your Restricted Stock Unit Award. Your Restricted Stock Unit Award is subject to the terms and conditions set forth in the enclosed Plan, this Award Terms Summary, the Prospectus for the Plan, and any rules and regulations adopted by the Committee.

This Award Terms Summary, the Plan and any other related documents should be retained in your files for future reference.

[1]	Will equal 10% of the number of Rollover Shares that would have been acquired if the full Base Subscription Price were paid.

1. Lapse of Risk of Forfeiture and Vesting

Except as otherwise provided in Section 4 of this Award Terms Summary, the Restricted Stock Units subject to the Restricted Stock Unit Award will no longer be subject to forfeiture on the Vesting Date, and, provided that you have remained in continuous Employment from the Award Date through the Vesting Date, either (i) a lump sum cash payment equal to the Fair Market Value of the equivalent number of Shares of Common Stock, or (ii) an equal number of Shares of Common Stock, in such form as determined by the Committee, in each case, adjusted for the amount of taxes to be withheld as provided in Section 5 of this Award Terms Summary will be paid or transferred to you as soon as reasonably practicable after the Vesting Date but no later than 30 days after the Vesting Date.

2. Restrictions on Restricted Stock Units

Until and unless your Restricted Stock Units become vested, you do not own any of the Common Stock potentially subject to the Restricted Stock Units awarded to you in this Award Terms Summary, or are entitled to the cash equivalent thereof, and you may not attempt to sell, transfer, assign or pledge the Restricted Stock Units or the Common Stock that may be awarded hereunder. Immediately upon any attempt to transfer such rights, your Restricted Stock Units, and all of the rights related thereto, will be forfeited by you and cancelled by the Company.

The Restricted Stock Units that are the subject hereof shall be accounted for by the Company on your behalf on a ledger.

3. Dividends and Voting

The Restricted Stock Units described herein do not give you any rights as a stockholder of the Company including, but not limited to, voting and dividend rights.

4. Termination of Employment; Disability

(a) Forfeiture and Vesting. Except as provided in Section 4 of this Award Terms Summary, if your Employment is terminated prior to the Vesting Date, your unvested Restricted Stock Units awarded hereby shall be immediately forfeited.

(b) Death or Disability. If your Employment is terminated by reason of death prior to the Vesting Date or if you incur a Disability prior to the Vesting Date, your Restricted Stock Units will be immediately vested in full. For purposes of this Award Terms Summary, “Disability” shall have the meaning given that term by the group disability insurance, if any, maintained by the Company as applicable to you or otherwise shall mean your complete inability, with or without a reasonable accommodation, to perform your duties with the Company on a full-time basis as a result of physical or mental illness or personal injury you have incurred for more than 12 weeks in any 52 week period, whether consecutive or not, as determined by an independent physician selected with your approval and the approval of the Company, and further, “Disability” must meet the requirements of Treasury Regulation Section 1.409A-3(i)(4). Any Restricted Stock Units that vest pursuant to this Section 4(b) shall be settled in accordance with Section 1 on the date that is sixty (60) days after the date of your death or Disability, as applicable.

(c) Qualifying Termination. If your Employment is terminated by reason of your Qualifying Termination prior to the Vesting Date, your Restricted Stock Units will be immediately vested in full. For purposes of this Award Terms Summary, “Qualifying Termination” means your (i) involuntary termination of Employment by the Company and its Subsidiaries without Cause or (ii) your termination of Employment with the Company and its Subsidiaries for Good Reason. “Cause” means your (i) willful failure to substantially perform the duties assigned to you by the Board or by your supervisor, other than any such failure resulting from incapacity due to physical or mental illness, or any condition giving rise to your termination of Employment based on Good Reason; (ii) commission of malfeasance, fraud, or dishonesty, or your willful and material violation of Company policies; (iii) indictment or formal charge for, and subsequent conviction of, or plea of guilty or nolo contendere to, a felony, or a misdemeanor involving moral turpitude; or (iv) material breach of any agreement with the Company or any Subsidiary. Your termination of Employment based on “Good Reason” means your “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i) following: (1) the assignment to you of a different job or responsibilities that in either case results in a substantial decrease in your level of responsibility; (2) a reduction of your base salary, other than a salary reduction that is part of a general salary reduction affecting executives and employees of the Company or its Subsidiary, as applicable, generally; or (3) the requirement that you be based more than seventy-five (75) miles from your then current work location, except for required travel on Company business; provided that you have given the Company (a) written notice of the existence of the condition constituting Good Reason within ninety (90) days of the initial existence of such condition and (b) thirty (30) days to remedy the condition. If you terminate Employment (or contemplate terminating Employment) before the second anniversary of the Award Date due to a life altering event having occurred (e.g., incapacity of a spouse or child), you may request in writing that the Company’s Board of Directors (or the Committee) accelerate the Vesting Date, and the Company’s Board of Directors (or the Committee) will consider the acceleration request in good faith, and if approved, such termination shall be considered a Qualifying Termination.

(d) Other Termination of Employment. If your Employment terminates for any reason other than those provided in Sections 4(b) and 4(c) above, your unvested Restricted Stock Units upon your termination of Employment will be forfeited.

(e) Adjustments by the Committee. The Committee may, in its sole discretion, exercised before or after your termination of Employment, accelerate the vesting of all or any portion of your Restricted Stock Units.

(f) Committee Determinations. The Committee shall have absolute discretion to determine the date and circumstances of the termination of your Employment, and its determination shall be final, conclusive and binding upon you.

Any Restricted Stock Units that vest pursuant to this Section 4 shall be settled in accordance with Section 1 no later than 60 days after the applicable vesting event set forth in Section 4(b) or in all other events no later than 30 days after the applicable vesting event, subject to Section 10(c) below.

5. Tax Consequences and Income Tax Withholding

You should review the Plan Prospectus for a general summary of the federal income tax consequences of your receipt of Restricted Stock Units based on currently applicable provisions of the Code and related regulations. The summary does not discuss state and local tax laws or the laws of any other jurisdiction, which may differ from U.S. federal tax laws. Neither the Company nor the Committee guarantees the tax consequences of your Restricted Stock Unit Award. You are advised to consult your own tax advisor regarding the application of tax laws to your particular situation.

This Award Terms Summary is subject to your satisfaction of applicable withholding requirements. Unless the Committee in its sole discretion determines otherwise, to satisfy any applicable federal, state or local withholding tax liability arising from the grant or vesting of your Restricted Stock Units, the Company will either (i) deduct from the cash payment otherwise payable to you upon the vesting of your Restricted Stock Units an amount that is equal to all federal, state and local taxes required to be withheld by the Company, as determined by the Committee or (ii) retain a certain number of Shares of Common Stock having a value equal to the amount of your minimum statutory withholding obligation from the Shares otherwise deliverable to you upon the vesting of your Restricted Stock Units. No fractional Shares of Common Stock will be withheld to satisfy withholding requirements, and to the extent that the Shares of Common Stock withheld exceed the applicable withholding requirement, the value of any excess fraction Share will be paid to you in cash.

In addition, you must make arrangements satisfactory to the Committee to satisfy any applicable withholding tax liability imposed under the laws of any other jurisdiction arising from your Restricted

Stock Unit Award hereunder. You may not elect to have the Company withhold Shares having a value in excess of the minimum withholding tax liability under local law. If you fail to satisfy such withholding obligation in a time and manner satisfactory to the Committee, no Shares will be issued to you or the Company shall have the right to withhold the required amount from your salary or other amounts payable to you prior to the delivery of the Common Stock to you.

No election under Code Section 83(b) is permitted with respect to this Restricted Stock Unit Award.

6. Restrictions on Resale

Other than the restrictions referenced in Section 2, there are no restrictions imposed by the Plan on the resale of Common Stock acquired under the Plan. However, under the provisions of the Securities Act of 1933 (the “Securities Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”), resales of Shares acquired under the Plan by certain officers and directors of the Company who may be deemed to be “affiliates” of the Company must be made pursuant to an appropriate effective registration statement filed with the SEC, pursuant to the provisions of Rule 144 issued under the Securities Act, or pursuant to another exemption from registration provided in the Securities Act. At the present time, the Company does not have a currently effective registration statement pursuant to which such resales may be made by affiliates. There are no restrictions imposed by the SEC on the resale of Shares acquired under the Plan by persons who are not affiliates of the Company; provided, however, that all employees and the grant of Restricted Stock Units and any Common Stock deliverable hereunder are subject to the Company’s policies against insider trading (including black-out periods during which no sales are permitted), and to other restrictions on resale that may be imposed by the Company from time to time if it determines said restrictions are necessary or advisable to comply with applicable law.

7. Effect on Other Benefits

Income recognized by you as a result of your Restricted Stock Unit Award will not be included in the formula for calculating benefits under any of the Company’s retirement and disability plans or any other benefit plans.

8. Compliance with Laws

This Award Terms Summary, and the Restricted Stock Units and any Common Stock deliverable hereunder shall be subject to all applicable federal and state laws and the rules of the exchange on which Shares of the Company’s Common Stock are traded. The Plan and this Award Terms Summary shall be interpreted, construed and constructed in accordance with the laws of the State of Delaware and without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.

9. Clawback Policy

To the extent applicable to you, all or any portion of your Restricted Stock Unit Award may be subject to forfeiture, and all or any portion of any payment or transfer of Common Stock that may be paid or transferred to you in settlement of Restricted Stock Units may be subject to recoupment or repayment, pursuant to the Financial Clawback Policy or other Clawback Policy established or adopted by the Company’s Board of Directors from time to time as described in the Company’s Corporate Governance Guidelines.

10. Miscellaneous

(a) Not an Agreement for Continued Employment or Services. This Award Terms Summary shall not, and no provision of this Award Terms Summary shall be construed or interpreted to, create any right to be employed by or to provide services to or to continue your employment with or to continue providing services to the Company or its Subsidiaries.

(b) Community Property. Each spouse individually is bound by, and such spouse’s interest, if any, in the grant of Restricted Stock Units or the cash settlement thereof or in any Shares of Common Stock is subject to, the terms of this Award Terms Summary. Nothing in this Award Terms Summary shall create a community property interest where none otherwise exists.

(c) Amendment for Code Section 409A. This Restricted Stock Unit Award is intended to be exempt from or compliant with Code Section 409A. If the Committee determines that this Restricted Stock Unit Award may be subject to additional tax under Code Section 409A, the Committee may, in its sole discretion, amend the terms and conditions of this Award Terms Summary to the extent necessary to comply with Code Section 409A. Notwithstanding the foregoing, the Company shall not be required to assume any economic burden in connection therewith. To the extent required to comply with Code Section 409A, you shall be considered to have terminated employment with the Company or its Subsidiaries when you incur a “separation from service” with the Company within the meaning of Code Section 409A(a)(2)(A)(i). Notwithstanding any other provision in this Award Terms Summary to the contrary, payments payable under this Award Terms Summary due to a “separation from service” within the meaning of Code Section 409A that are deferred compensation subject to (and not otherwise exempt from) Code Section 409A that would otherwise be paid or provided during the six-month period commencing on the date your “separation from service” within the meaning of Code Section 409A, shall be deferred until the first business day after the date that is six (6) months following your “separation from service” within the meaning of Code Section 409A.

If you have any questions regarding your Restricted Stock Unit Award or would like to obtain additional information about the Plan, please contact the Company’s General Counsel, Bristow Group Inc., 2103 City West Blvd., 4th Floor, Houston, Texas 77042 (telephone (713) 267 - 7600). This Award Terms Summary and all related documents should be retained in your files for future reference.

Acknowledgement and Acceptance

I, the undersigned, acknowledge that certain terms of this Restricted Stock Unit Award may supersede the terms of another agreement between me and the Company or a Company policy otherwise applicable to me, and I hereby accept this Restricted Stock Unit Award subject to the terms, provisions and conditions of the Plan, the Award Terms Summary, the administrative interpretations thereof and the determinations of the Committee.

Date:	Signature:
[Name]

EXHIBIT 2

SECTION 83(B) ELECTION

Below you will find instructions for completing and filing a tax form in connection with your purchase of the Rollover Shares (as defined in that certain Subscription Agreement between you and the Company (the “Agreement”)). Capitalized terms used but not defined in this letter have the meanings set forth in the Agreement.

Pursuant to the terms of the terms of the Agreement, you must file an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, within 30 days of the issuance to you of the Rollover Shares. The consequences of making an 83(b) election are complex and depend on individual circumstances and expectations. We recommend that you consult your own tax advisor regarding your receipt of the Rollover Shares and the tax treatment of the Rollover Shares.

For your convenience, enclosed is an 83(b) election form for you to complete and file with the Internal Revenue Service and the Company. To complete the form, enter your address and your social security number, and sign and date the form. Two original copies of the completed form should be mailed by you by certified mail, return receipt requested, to Internal Revenue Service and to the Company no later than 30 days of the issuance to you of the Rollover Shares. Please consult with your accountant to make sure you are mailing your election to the proper office of the Internal Revenue Service. A listing of the offices is attached for your reference. Please note, you will need to submit a copy of this election with your income tax return for the tax year in which the Rollover Shares are issued, so please also retain a copy with your tax records.

SECTION 83(B) ELECTION FORM

Election to Include in Taxable Income in Year of Transfer Pursuant to Section 83(b) of the Internal Revenue Code

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with Treasury Regulations Section 1.83-2(e) thereunder:

1.	The name, address and taxpayer identification number of the undersigned are:

Name:

Address:

Taxpayer Identification Number (SSN):

2.	Description of the property with respect to which the election is being made:

             Shares of common stock of Bristow Group Inc., par value $.01 (the “Shares”).

3.	The date on which the property was transferred is .

4.	The taxable year to which this election relates is calendar year .

5.	Nature of the restrictions to which the property is subject:

The                      Shares are subject to the following restrictions:

100% of the Shares are subject to transfer restrictions and repurchase by the Company in the event of termination of the holder’s employment before first anniversary of the date the property was transferred; and

50% of the Shares remain subject to transfer restrictions and repurchase by the Company in the event of termination of the holder’s employment before second anniversary of the date the property was transferred.

6.

The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the property with respect to which this election is being made is $                .

7.	The amount paid by the taxpayer for said property is $ .

Signature:

Date:

IRS SERVICE CENTERS FOR SECTION 83(B) ELECTION FORMS

THEN use this address:
IF you live in:	Are not enclosing a check or money order...	Are enclosing a check or money order...

Florida, Louisiana, Mississippi, Texas	Department of the Treasury Internal Revenue Service Austin, TX 73301-0002	Internal Revenue Service P.O. Box 1214 Charlotte, NC 28201-1214

Alaska, Arizona, California, Colorado, Hawaii, Idaho, Nevada, New Mexico, Oregon, Utah, Washington, Wyoming	Department of the Treasury Internal Revenue Service Fresno, CA 93888-0002	Internal Revenue Service P.O. Box 7704 San Francisco, CA 94120-7704

Arkansas, Illinois, Indiana, Iowa, Kansas, Michigan, Minnesota, Montana, Nebraska, North Dakota, Ohio, Oklahoma, South Dakota, Wisconsin	Department of the Treasury Internal Revenue Service Fresno, CA 93888-0002	Internal Revenue Service P.O. Box 802501 Cincinnati, OH 45280-2501

Alabama, Georgia, Kentucky, New Jersey, North Carolina, South Carolina, Tennessee, Virginia	Department of the Treasury Internal Revenue Service Kansas City, MO 64999-0002	Internal Revenue Service P.O. Box 931000 Louisville, KY 40293-1000

Connecticut, Delaware, District of Columbia, Maine, Maryland, Massachusetts, Missouri, New Hampshire, New York, Pennsylvania, Rhode Island, Vermont, West Virginia	Department of the Treasury Internal Revenue Service Kansas City, MO 64999-0002	Internal Revenue Service P.O. Box 37008 Hartford, CT 06176-7008

A foreign country, U.S. possession or territory* or use an APO or FPO address, or file Form 2555, 2555-EZ, or 4563, or are a dual-status alien	Department of the Treasury Internal Revenue Service Austin, TX 73301-0215	Internal Revenue Service P.O. Box 1303 Charlotte, NC 28201-1303

*	If you live in American Samoa, Puerto Rico, Guam, the U.S. Virgin Islands, or the Northern Mariana Islands, see IRS Publication 570.

SCHEDULE I

Calculation of Rollover Shares; Subscription Price

Rollover Shares. The number of Rollover Shares to be purchased by the Employee and to be issued and sold by the Company shall be calculated as the lesser of (i) the quotient of (A) the Base Subscription Price divided by (B) the VWAP and (ii) the Pro Rata Portion of the Rollover Share Cap.

Subscription Price Adjustment. In the event that (i) the product of (A) the VWAP and (B) the number of Rollover Shares calculated in the preceding paragraph is less than (ii) the Base Subscription Price, then the amount payable by the Employee shall be calculated as (x) the Base Subscription Price minus (y) the Adjustment Amount.

Definitions

“Adjustment Amount” means a dollar amount equal to the lesser of (i) the Pro Rata Portion of the Cash True-Up Cap and (ii) the Employee True-Up.

“Aggregate Investment” means the aggregate amount of Base Subscription Prices under all subscription agreements entered into in connection with the Stock Purchase Agreement by holders of awards under the Phantom Stock Plans, but for purposes of this definition shall not be greater than $10,000,000 nor less than $8,000,000.

“Cash True-Up” means an amount equal to the product of (i) the quotient of the Aggregate Investment divided by $77,000,000 multiplied by (ii) $5,000,000.

“Employee True-Up” means a dollar amount equal to the excess, if any, of (i) the Base Subscription Price over (ii) the product of (A) the number of Rollover Shares multiplied by (B) the VWAP.

“Pro Rata Portion” means, for the Employee, the product of (i) the Base Subscription Price divided by (ii) the Aggregate Investment.

“Rollover Limitation Percentage” means a percentage equal to the product of (i) the quotient of the Aggregate Investment divided by $77,000,000 multiplied by (ii) 19.9%.

“Rollover Share Cap” means a number of Shares equal to the Rollover Limitation Percentage of the issued and outstanding Shares (excluding (i) shares issuable on the conversion or exercise of any other security and (ii) Shares issued pursuant to the Stock Purchase Agreement) immediately prior to the Closing.

“VWAP” means the volume weighted average price of a Share, as reported on Bloomberg, for the five consecutive trading day period starting with the opening of the first primary trading session on the New York Stock Exchange beginning at 9:30 a.m., New York City time, following the execution and public announcement of the Stock Purchase Agreement.